UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 19, 2009

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-12697	33-0502730
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                               Entry into a Material Definitive Agreement.

The information contained in Item 3.02 relating to the definitive agreements that were entered into in connection with a private placement by BPZ Resources, Inc. (the “Company”) is incorporated herein by reference.

Item 3.02                               Unregistered Sales of Equity Securities.

On February 23, 2009, the Company closed a private placement of approxiamtely14.3 million shares of common stock, no par value, to institutional and accredited investors pursuant to a Stock Purchase Agreement dated February 19, 2009. Additionally, the International Finance Corporation (“IFC”) holds a right to elect to participate in the offering resulting in the possible sale of an additional 1.4 million shares of common stock for a total of up to approximately 15.7 million shares of common stock sold in this private offering.  The common stock was priced at $3.05 per share resulting in gross proceeds to the Company of approximately $43.6 million ($48.0 million if the IFC elects to participate in the offering). In connection with the offer and sale of the common stock in the private placement, the Company relied on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D, Rule 506 promulgated thereunder. The sale of common stock was made to accredited investors as defined in Regulation D, Rule 501(a), each of whom had adequate access to information pertaining to the Company. Furthermore, no advertisements or general solicitation activities were made or undertaken by the Company and the securities issued in the private placement are restricted as defined in Rule 144 of the Securities Act of 1933.

No warrants or dilutive securities were issued to the investors or will be issued to the IFC in connection with the private placement. The shares were placed directly by Pritchard Capital  Partners, LLC and the Company has agreed to a 5% cash placement fee of the gross proceeds at each closing.  Additionally, the Company retained Morgan Keegan & Company, Inc., as its financial advisor, in connection with the offering.  In return for its services, Morgan Keegan & Company, Inc. will receive an advisory fee of 1.5% of the gross proceeds of this transaction at each closing.

Under the Stock Purchase Agreement, the Company committed to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the shares no later than 45 days after the closing with respect to such shares, and will use its reasonable best efforts to obtain its effectiveness no later than the earlier of (i) 90 days after the closing with respect to such shares, or in the event of SEC review of the registration statement, 120 days after the closing and (ii) the third business day following the date on which the Company is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be reviewed or is no longer subject to further review and comment.  The Company is subject to a potential maximum aggregate penalty of 13% of the gross proceeds of the offering or approximately $5.7 million, excluding the IFC’s participation, if the registration statement related to the offering is not filed or declared effective within the time-frames outlined above.  At the Company’s option, any penalties would be payable in cash or common stock of the Company.

Following the closing of this private placement, the Company has 93,054,150 shares of common stock issued and outstanding, with fully diluted shares of 96,948,498, excluding the 1.4 million shares the IFC may elect to purchase as part of the offering, respectively. The fully diluted shares include the potential effect of vested and unvested options and restricted stock outstanding.

Item 7.01                               Regulation FD Disclosure.

On February 24, 2009, the Company issued a press release announcing the closing of the private placement described in Item 3.02 above.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01                               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

Exhibit 10.1	Stock Purchase Agreement dated February 19, 2009

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated February 24, 2009, and furnished with this report

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: February 24, 2009	By:	/s/ Heath W. Cleaver
	Name:	Heath W. Cleaver
	Title:	Vice President – Chief Accounting Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1	Stock Purchase Agreement dated February 19, 2009

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated February 24, 2009, and furnished with this report